SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)   October 29, 2009

PRIMORIS SERVICES CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-34145	20-4743916
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

26000 Commercentre Drive, Lake Forest, CA 92630

(Address of principal executive offices)   (Zip Code)

Registrant’s telephone number, including area code (949) 598-9242

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.
Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

                On October 28, 2009, we entered into a Loan and Security Agreement (the “Agreement”) with The PrivateBank and Trust Company (the “Lender”) for a revolving line of credit in the total aggregate amount of $35.0 million.  Under the Agreement, the Lender has agreed to make two revolving loans to us:

•      a revolving loan in the amount of $20.0 million (the “Revolving Loan A”), with a maturity date of October 28, 2012; and

•      a revolving loan in the amount of $15.0 million (the “Revolving Loan B”), with a maturity date of October 27, 2010.

                The Lender has agreed to issue for our account letters of credit of up to $15.0 million, under Revolving Loan A.   The principal amount of each of Revolving Loan A and Revolving Loan B will bear interest at either: (i) LIBOR plus an applicable margin as specified in the Agreement, or (ii) the prime rate announced by the Lender plus an applicable margin as specified in the Agreement.  The principal amount of any loan bearing interest at LIBOR plus an applicable margin may not be prepaid in whole or in part at any time.  However, if any such loan is prepaid, we will be subject to certain prepayment penalties.  There is no prepayment penalty for any loan bearing interest at the prime rate announced by the Lender plus an applicable margin.

                All loans made by the Lender under the Agreement are secured by certain of our assets, including, among others, our cash, inventory, goods, equipment (excluding equipment subject to certain permitted liens) and accounts receivable.  The Agreement also contains various restrictive covenants, including, among others, restrictions on investments, capital expenditures, minimum tangible net worth and debt service coverage requirements.  Certain of our subsidiaries have executed joint and several guaranties in favor of the Lender for all amounts under the Agreement.

Item 1.02	Termination of a Material Definitive Agreement.

                In March, 2007, we entered into a revolving line of credit agreement payable to Bank of America, N.A. (successor by merger to LaSalle Bank National Association) with an interest rate of prime or at LIBOR plus an applicable margin.  The revolving line was secured by substantially all of our assets.  Under the line of credit agreement, we were able to borrow up to $30.0 million, and all amounts borrowed under the line of credit were to be due March 31, 2010.  The line of credit agreement contained restrictive covenants, including, among others, restrictions on investments, minimum working capital and tangible net worth requirements.  We were in compliance, or obtained a waiver, with all restrictive covenants during and as of the nine months ended September 30, 2009.  None of these covenants were considered restrictive to our business.  On October 28, 2009, we paid all amounts due and owing under the line of credit and terminated the line of credit agreement.

Item 9.01	Financial Statements and Exhibits.

(d)           Exhibits

Exhibit 10.1	Loan and Security Agreement, dated October 28, 2009, by and between Primoris Services Corporation and The PrivateBank and Trust Company

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PRIMORIS SERVICES CORPORATION

Date: November 3, 2009	By:	/s/ Peter J. Moerbeek

Name: Peter J. Moerbeek
Title: Executive Vice President, Chief Financial Officer

EXHIBIT ATTACHED TO THIS FORM 8-K

Exhibit No.	Description

Exhibit 10.1	Loan and Security Agreement, dated October 28, 2009, by and between Primoris Services Corporation and The PrivateBank and Trust Company